UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER 367 SOUTH GULPH ROAD KING OF PRUSSIA, PENNSYLVANIA		19406
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Compensatory Arrangements of a Certain Officer

(b)     Debra K. Osteen, Executive Vice President of the Company and President of the Behavioral Health Division, who has been with the Company for almost 35 years, has informed the Company of her intention to retire from her position with the Company effective January 31, 2019.

(e)    Ms. Osteen and the Company have entered into a post retirement compensatory contract based upon her longevity with the Company. As a part of that agreement, Ms. Osteen has agreed to serve as a consultant for the Company for a period of at least two years following her retirement date.

As a part of the post retirement compensatory and consultant contract: (i) Ms. Osteen will retain the right to exercise options to purchase 350,000 shares of Class B Common Stock (175,000 of which are currently fully vested and exercisable and 175,000 of which are currently unvested), held by her in accordance with the Company’s Third Amended and Restated 2005 Stock Incentive Plan and the stock option agreements related thereto, except that the currently unvested options will continue to vest as originally scheduled at 25% per year on each of the first four anniversaries of the respective grant dates of the awards, and all of the outstanding options shall not expire on her separation date but rather will expire on the fifth anniversary of the respective grant dates of the awards, as originally scheduled; (ii) Ms. Osteen will also receive payment equivalent of one-year’s base salary; (iii) the Company will reimburse Ms. Osteen’s COBRA insurance premiums through the eighteenth month anniversary of her separation date; (iv) Ms. Osteen will deliver a release of all claims at the time of separation (with all payments provided in the separation agreement subject to receipt and effectiveness of that release); and (v) Ms. Osteen will be subject to certain non-competition and non-solicitation covenants. The Company expects to record the related expenses incurred in connection with the terms of this contract during the fourth quarter of 2018. The foregoing summary does not purport to be complete recitation of all the terms and agreements of the separation and consulting agreement.

Alan Miller, Chief Executive Officer, and Marc Miller, President, will assume and share the interim responsibilities for the Behavioral Health Division in conjunction with Senior Vice Presidents of the Division. The Company will immediately commence a search for a permanent replacement to lead the Behavioral Health Division.

A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. 99.1 Universal Health Services, Inc. Press Release dated December 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Executive Vice President and Chief Financial Officer

Date: December 6, 2018